Exhibit 99.1

NEWS RELEASE

For information contact:

Kevin B. Habicht

Chief Financial Officer

(407) 265-7348	FOR IMMEDIATE RELEASE

May 2, 2023

FIRST QUARTER 2023 OPERATING RESULTS

ANNOUNCED BY NNN REIT, INC.

Orlando, Florida, May 2, 2023 – NNN REIT, Inc. (NYSE: NNN), a real estate investment trust, today announced its operating results for the quarter ended March 31, 2023. Highlights include:

Operating Results:

•
Revenues and net earnings, FFO, Core FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended March 31,
	2023		2022
	(dollars in thousands, except per share data)
Revenues	$204,108		$190,279

Net earnings available to common stockholders	$90,167		$81,372
Net earnings per common share	$0.50		$0.46

FFO available to common stockholders	$145,549		$131,593
FFO per common share	$0.80		$0.75

Core FFO available to common stockholders	$145,972		$135,187
Core FFO per common share	$0.80		$0.77

AFFO available to common stockholders	$148,166	(1)	$138,721	(1)
AFFO per common share	$0.82	(1)	$0.79	(1)

(1)

Amounts include $9 and $1,780 of net straight-line accrued rent from net rent deferral repayments from the COVID-19 rent deferral lease amendments for the quarters ended March 31, 2023 and 2022, respectively. Excluding such would have no affect on AFFO per common share for the quarter ended March 31, 2023, and would have resulted in AFFO per common share of $0.78 for the quarter ended March 31, 2022.

First Quarter 2023 Highlights:

•
FFO per share increased 6.7% over prior year results
•
Core FFO per share increased 3.9% over prior year results
•
AFFO per share increased 3.8% over prior year results
•
Maintained high occupancy levels at 99.4%, with a weighted average remaining lease term of 10.3 years, at March 31, 2023 as compared to 99.4% at December 31, 2022 and 99.2% at March 31, 2022
•
$156.2 million in property investments, including the acquisition of 43 properties with an aggregate gross leasable area of approximately 275,000 square feet at an initial cash cap rate of 7.0%
•
Sold six properties for $11.9 million, producing $6.3 million of gains on sales at a cap rate of 6.6%
•
Raised $16.9 million net proceeds from the issuance of 367,569 common shares
•
Maintained sector leading 12.9 year weighted average debt maturity for unsecured debt

Steve Horn, Chief Executive Officer, commented: "NNN had a solid start to 2023 with just over $155 million in property acquisitions with an initial cap rate of seven percent and a 19 year weighted average lease term. Additionally, NNN continued to maintain high occupancy levels in the portfolio. The 3.9 percent Core FFO growth over the prior year results coupled with wider investment cap rates on acquisitions and steady balance sheet management, allows NNN to strive to provide long-term shareholder value as we progress in 2023."

NNN REIT invests primarily in high-quality retail properties subject generally to long-term, net leases. As of March 31, 2023, the company owned 3,449 properties in 49 states with a gross leasable area of approximately 35.3 million square feet and with a weighted average remaining lease term of 10.3 years. NNN is one of only three publicly traded REITs to have increased annual dividends for 33 or more consecutive years. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on May 2, 2023, at 10:30 a.m. ET to review its results of operations. The call can be accessed on the NNN REIT website live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s website. In addition, a summary of any earnings guidance given on the call will be posted to the company’s website.

Statements in this press release that are not strictly historical are “forward-looking” statements. These statements generally are characterized by the use of terms such as "believe," "expect," "in position," "intend," "may," "estimated," or other similar words or expressions. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, including inflation, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital, risks related to the company's status as a REIT, and the potential impacts of COVID-19, or any epidemic or pandemic on the company's business operations, financial results, and financial position on the world economy. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (the "Commission”) filings, including, but not limited to, the company’s (i) Annual Report on Form 10-K for the year ended December 31, 2022 and (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. Copies of each filing may be obtained from the company or the Commission. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. NNN REIT, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Funds From Operations, commonly referred to as "FFO", is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes and noncontrolling interests on the disposition of certain assets, the company’s share of these items from the company’s noncontrolling interests and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Core Funds From Operations (“Core FFO”) is a non-GAAP measure of operating performance that adjusts FFO to eliminate the impact of certain GAAP income and expense amounts that the company believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the REIT industry, and management believes that presentation of Core FFO provides investors with a potential metric to assist in their evaluation of the company’s operating performance across multiple periods and in comparison to the operating performance of its peers because it removes the effect of unusual items that are not expected to impact the company’s operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of the company’s core business operations and is a factor in determining management compensation. Items included in calculating FFO that may be excluded in calculating Core FFO may include items such as transaction related gains, income or expense, impairments on land or commercial mortgage residual interests, preferred stock redemption costs, executive retirement costs, loss on early extinguishment of debt or other non-core amounts as they occur. The company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to Core FFO is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

NNN REIT, Inc.

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended March 31,
	2023	2022
Income Statement Summary
Revenues:
Rental income	$203,630	$189,763
Interest and other income from real estate transactions	478	516
	204,108	190,279

Operating expenses:
General and administrative	12,251	11,042
Real estate	6,846	7,198
Depreciation and amortization	59,148	52,680
Leasing transaction costs	75	88
Impairment losses – real estate, net of recoveries	2,640	1,632
Executive retirement costs	423	3,594
	81,383	76,234
Gain on disposition of real estate	6,300	3,992
Earnings from operations	129,025	118,037

Other expenses (revenues):
Interest and other income	(33)	(35)
Interest expense	38,891	36,699
	38,858	36,664

Net earnings	90,167	81,373
Earnings attributable to noncontrolling interests	—	(1)
Net earnings available to common stockholders	$90,167	$81,372

Weighted average common shares outstanding:
Basic	180,845,503	174,772,243
Diluted	181,434,345	174,911,213

Net earnings per share available to common stockholders:
Basic	$0.50	$0.46
Diluted	$0.50	$0.46

NNN REIT, Inc.

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended March 31,
	2023	2022
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$90,167	$81,372
Real estate depreciation and amortization	59,042	52,581
Gain on disposition of real estate	(6,300)	(3,992)
Impairment losses – depreciable real estate, net of recoveries	2,640	1,632
Total FFO adjustments	55,382	50,221
FFO available to common stockholders	$145,549	$131,593

FFO per common share:
Basic	$0.80	$0.75
Diluted	$0.80	$0.75

Core Funds From Operations (Core FFO) Reconciliation:
Net earnings available to common stockholders	$90,167	$81,372
Total FFO adjustments	55,382	50,221
FFO available to common stockholders	145,549	131,593

Executive retirement costs	423	3,594
Total Core FFO adjustments	423	3,594
Core FFO available to common stockholders	$145,972	$135,187

Core FFO per common share:
Basic	$0.81	$0.77
Diluted	$0.80	$0.77

NNN REIT, Inc.

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended March 31,
	2023		2022
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$90,167		$81,372
Total FFO adjustments	55,382		50,221
Total Core FFO adjustments	423		3,594
Core FFO available to common stockholders	145,972		135,187

Straight-line accrued rent, net of reserves	(469)		1,096
Net capital lease rent adjustment	79		75
Below-market rent amortization	(112)		(140)
Stock based compensation expense	3,101		2,601
Capitalized interest expense	(405)		(98)
Total AFFO adjustments	2,194		3,534
AFFO available to common stockholders	$148,166	(1)	$138,721	(1)

AFFO per common share:
Basic	$0.82	(1)	$0.79	(1)
Diluted	$0.82	(1)	$0.79	(1)

Other Information:
Rental income from operating leases(2)	$198,183		$184,311
Earned income from direct financing leases(2)	$144		$151
Percentage rent(2)	$763		$701

Real estate expense reimbursement from tenants(2)	$4,540		$4,600
Real estate expenses	(6,846)		(7,198)
Real estate expenses, net of tenant reimbursements	$(2,306)		$(2,598)

Amortization of debt costs	$1,199		$1,171
Scheduled debt principal amortization (excluding maturities)	$173	(3)	$165
Non-real estate depreciation expense	$109		$102

(1)

Amounts include $9 and $1,780 of net straight-line accrued rent from net rent deferral repayments from the COVID-19 rent deferral lease amendments for the quarters ended March 31, 2023 and 2022, respectively. Excluding such had no affect on AFFO per common share for the quarter ended March 31, 2023, and would have resulted in AFFO per common share of $0.78 for the quarter ended March 31, 2022.

(2)	For the quarters ended March 31, 2023 and 2022, the aggregate of such amounts is $203,630 and $189,763, respectively, and is classified as rental income on the income statement summary.

(3)	In April 2023, NNN repaid the remaining mortgages payable principal balance of $9,774 which was due in July 2023. No penalty was incurred as a result of this repayment.

NNN REIT, Inc.

2023 Earnings Guidance

Guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Commission.

2023 Guidance
Net earnings per common share excluding any gains on disposition of real estate, impairment charges, and executive retirement costs	$1.87 - $1.93 per share
Real estate depreciation and amortization per share	$1.27 per share
Core FFO per share	$3.14 - $3.20 per share
AFFO per share	$3.19 - $3.25 per share
General and administrative expenses	$43 - $45 Million
Real estate expenses, net of tenant reimbursements	$8 - $10 Million
Acquisition volume	$500 - $600 Million
Disposition volume	$100 - $120 Million

NNN REIT, Inc.

(dollars in thousands)

(unaudited)

	March 31, 2023	December 31, 2022
Balance Sheet Summary

Assets:
Real estate portfolio, net of accumulated depreciation and amortization	$8,111,622	$8,020,814
Cash and cash equivalents	3,240	2,505
Restricted cash and cash held in escrow	2,086	4,273
Receivables, net of allowance of $701 and $708, respectively	2,568	3,612
Accrued rental income, net of allowance of $3,851 and $3,836, respectively	28,145	27,795
Debt costs, net of accumulated amortization of $22,235 and $21,663, respectively	4,830	5,352
Other assets	85,623	81,694
Total assets	$8,238,114	$8,146,045

Liabilities:
Line of credit payable	$209,000	$166,200
Mortgages payable, including unamortized premium and net of unamortized debt cost	9,774	9,964
Notes payable, net of unamortized discount and unamortized debt costs	3,740,945	3,739,890
Accrued interest payable	58,218	23,826
Other liabilities	85,305	82,663
Total liabilities	4,103,242	4,022,543

Stockholders' equity of NNN	4,134,872	4,123,502

Total liabilities and equity	$8,238,114	$8,146,045

Common shares outstanding	182,087,429	181,424,670

Gross leasable area, Property Portfolio (square feet)	35,251,000	35,010,000

NNN REIT, Inc.

Debt Summary

As of March 31, 2023

(dollars in thousands)

(unaudited)

Unsecured Debt	Principal	Principal, Net of Unamortized Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$209,000	$209,000	SOFR + 87.5 bps	5.675%	June 2025

Unsecured notes payable:
2024	350,000	349,900	3.900%	3.924%	June 2024
2025	400,000	399,710	4.000%	4.029%	November 2025
2026	350,000	348,401	3.600%	3.733%	December 2026
2027	400,000	399,195	3.500%	3.548%	October 2027
2028	400,000	398,278	4.300%	4.388%	October 2028
2030	400,000	399,069	2.500%	2.536%	April 2030
2048	300,000	296,077	4.800%	4.890%	October 2048
2050	300,000	294,322	3.100%	3.205%	April 2050
2051	450,000	441,926	3.500%	3.602%	April 2051
2052	450,000	439,896	3.000%	3.118%	April 2052
Total	3,800,000	3,766,774

Total unsecured debt(1)	$4,009,000	$3,975,774

Debt costs		$(38,145)
Accumulated amortization		12,316
Debt costs, net of accumulated amortization		(25,829)
Notes payable, net of unamortized discount and unamortized debt costs		$3,740,945

(1)	Unsecured debt has a weighted average interest rate of 3.8% and a weighted average maturity of 12.9 years.

Mortgages Payable	Principal Balance	Interest Rate	Maturity Date
Mortgage(1) (2)	$9,774	5.230%	July 2023

Debt costs	(147)
Accumulated amortization	147
Debt costs, net of accumulated amortization	—
Mortgages payable, including unamortized premium and net of unamortized debt costs	$9,774

(1)	Includes unamortized premium

(2)	In April 2023, NNN repaid the remaining mortgages payable principal balance of $9,774 which was due in July 2023. No penalty was incurred as a result of this repayment.

As of March 31, 2023, Debt / EBITDA based on current quarter EBITDA annualized is 5.3x.

NNN REIT, Inc.

Debt Summary – Continued

As of March 31, 2023

(unaudited)

Credit Facility and Note Covenants

The following is a summary of key financial covenants for the company's unsecured credit facility and notes, as defined and calculated per the terms of the facility's credit agreement and the notes' governing documents, respectively, which are included in the company's filings with the Commission. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show that as of March 31, 2023, the company believes it is in compliance with the covenants.

Unsecured Credit Facility Key Covenants	Required	March 31, 2023
Maximum leverage ratio	< 0.60	0.36
Minimum fixed charge coverage ratio	> 1.50	4.78
Maximum secured indebtedness ratio	< 0.40	0.001
Unencumbered asset value ratio	> 1.67	2.79
Unencumbered interest ratio	> 1.75	4.82

Unsecured Notes Key Covenants	Required	March 31, 2023
Limitation on incurrence of total debt	≤ 60%	39.8%
Limitation on incurrence of secured debt	≤ 40%	0.1%
Debt service coverage ratio	≥ 1.50	4.7
Maintenance of total unencumbered assets	≥ 150%	251%

NNN REIT, Inc.

Property Portfolio

Top 20 Lines of Trade

		As of March 31,
	Lines of Trade	2023(1)	2022(2)
1.	Convenience stores	16.3%	17.5%
2.	Automotive service	14.4%	12.6%
3.	Restaurants – full service	9.0%	9.7%
4.	Restaurants – limited service	8.9%	9.2%
5.	Family entertainment centers	5.8%	6.2%
6.	Health and fitness	4.8%	5.0%
7.	Theaters	4.3%	4.4%
8.	Recreational vehicle dealers, parts and accessories	4.1%	4.1%
9.	Equipment rental	3.1%	3.1%
10.	Automotive parts	2.6%	3.0%
11.	Wholesale clubs	2.6%	2.4%
12.	Drug stores	2.6%	1.2%
13.	Home improvement	2.3%	2.4%
14.	Furniture	2.1%	2.4%
15.	Medical service providers	1.9%	2.0%
16.	General merchandise	1.5%	1.6%
17.	Home furnishings	1.4%	1.5%
18.	Consumer electronics	1.4%	1.5%
19.	Travel plazas	1.3%	1.5%
20.	Automobile auctions, wholesale	1.2%	1.3%
	Other	8.4%	7.4%
	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	17.0%	6.	North Carolina	4.0%
2.	Florida	8.8%	7.	Indiana	3.8%
3.	Illinois	5.3%	8.	Tennessee	3.8%
4.	Ohio	5.1%	9.	Virginia	3.5%
5.	Georgia	4.6%	10.	California	3.5%

As a percentage of annual base rent, which is the annualized base rent for all leases in place.
(1)	$781,909,000 as of March 31, 2023.
(2)	$732,042,000 as of March 31, 2022.

NNN REIT, Inc.

Property Portfolio – Continued

Top 20 Tenants

	Tenant	# of Properties	% of Total(1)
1.	7-Eleven	138	4.6%
2.	Mister Car Wash	121	4.3%
3.	Camping World	47	3.9%
4.	LA Fitness	30	3.4%
5.	GPM Investments (Convenience Stores)	152	3.1%
6.	Flynn Restaurant Group (Taco Bell/Arby's)	204	2.9%
7.	Dave & Busters	28	2.9%
8.	AMC Theatre	20	2.8%
9.	BJ's Wholesale Club	13	2.6%
10.	Couche Tard (Pantry)	91	2.3%
11.	Mavis Tire Express Services	134	2.2%
12.	Sunoco	61	2.1%
13.	Walgreens	49	2.0%
14.	Chuck-E-Cheese	53	1.9%
15.	United Rentals	52	1.8%
16.	Frisch's Restaurants	68	1.7%
17.	Fikes (Convenience Stores)	59	1.6%
18.	Life Time Fitness	3	1.4%
19.	Best Buy	16	1.4%
20.	Bob Evans	106	1.4%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area(3)		% of Total(1)	# of Properties	Gross Leasable Area(3)
2023	0.9%	55	500,000	2029	3.0%	85	1,093,000
2024	2.8%	88	1,408,000	2030	3.5%	107	1,207,000
2025	5.4%	188	2,011,000	2031	7.7%	187	2,711,000
2026	5.1%	217	2,152,000	2032	6.3%	220	2,352,000
2027	8.6%	240	3,637,000	2033	5.1%	141	1,440,000
2028	5.5%	201	1,996,000	Thereafter	46.1%	1,698	14,512,000

(1)	Based on the annual base rent of $781,909,000, which is the annualized base rent for all leases in place as of March 31, 2023.
(2)	As of March 31, 2023, the weighted average remaining lease term is 10.3 years.
(3)	Square feet.

NNN REIT, Inc.

Rent Deferral Lease Amendments

The following table outlines the rent deferred and corresponding scheduled repayment of the COVID-19 rent deferral lease amendments executed as of March 31, 2023 (dollars in thousands):

		Deferred				Scheduled Repayment
		Accrual Basis	Cash Basis	Total	% of Total	Accrual Basis	Cash Basis	Total	% of Total	Cumulative Total
2020		$33,594	$18,351	$51,945	91.7%	$3,239	$20	$3,259	5.8%	5.8%

2021		990	3,732	4,722	8.3%	25,935	5,841	31,776	56.1%	61.9%

2022		—	—	—	—	5,391	9,108	14,499	25.6%	87.5%

2023	Q1	—	—	—	—	9	1,697	1,706	3.1%	90.6%
	Q2	—	—	—	—	10	537	547	1.0%	91.6%
	Q3	—	—	—	—	—	536	536	0.9%	92.5%
	Q4	—	—	—	—	—	536	536	0.9%	93.4%
		—	—	—	—	19	3,306	3,325	5.9%	93.4%

2024	Q1	—	—	—	—	—	476	476	0.8%	94.2%
	Q2	—	—	—	—	—	476	476	0.8%	95.0%
	Q3	—	—	—	—	—	476	476	0.8%	95.8%
	Q4	—	—	—	—	—	476	476	0.9%	96.7%
		—	—	—	—	—	1,904	1,904	3.3%	96.7%

2025		—	—	—	—	—	1,904	1,904	3.3%	100.0%

		$34,584	$22,083	$56,667		$34,584	$22,083	$56,667